Exhibit 2.1
AMENDMENT NO. 2
TO
AGREEMENT AND PLAN OF MERGER
     THIS AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER (this “Amendment No. 2”) is entered into as of 12:01 a.m. Pacific Time on November 19, 2010, by and among Cardiac Science Corporation, a Delaware corporation (the “Company”), Opto Circuits (India) Ltd., a public limited company incorporated under the laws of the nation of India (“Parent”), and Jolt Acquisition Company, a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”).
     WHEREAS, Parent, the Company and Merger Sub are parties to an Agreement and Plan of Merger dated October 19, 2010 (together with Amendment No. 1, the “Agreement”);
     WHEREAS, Parent, the Company and Merger Sub are parties to an Amendment No. 1 to Agreement and Plan of Merger dated October 29, 2010 (the “Amendment No. 1”);
     WHEREAS, attached to the Agreement as Exhibit B is the form of Certificate of Merger, and attached to the Agreement as Exhibit C is the form of Amended and Restated Certificate of Incorporation of the Surviving Corporation;
     WHEREAS, Parent, Merger Sub and the Company desire to amend the Agreement to reflect the changes set forth herein and desire to enter into this Amendment No. 2 for purposes of effecting such amendment; and
     WHEREAS, Parent, Merger Sub and the Company desire to amend and restate Exhibit B and Exhibit C and desire to enter into this Amendment No. 2 for the purposes of effecting such amendments and restatements;
     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein and in the Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
1.	Amendment to Section 4.1(b). Upon execution hereof, Parent, Merger Sub and the Company hereby amend and restate the Agreement by replacing the words “one fully paid and nonassessable share” with the words “238,678 fully paid and nonassessable shares” in Section 4.1(b) of the Agreement.
2.	Amendment and Restatement of Exhibit B to the Agreement. Upon execution hereof, Parent, Merger Sub and the Company hereby amend and restate Exhibit B to the Agreement, to read in the form of Exhibit B attached hereto, and hereby further agree that all references in the Agreement to Exhibit B or the form of Certificate of Merger, shall mean the provisions of Exhibit B attached hereto.

3.	Amendment and Restatement of Exhibit C to the Agreement. Upon execution hereof, Parent, Merger Sub and the Company hereby amend and restate Exhibit C to the Agreement, to read in the form of Exhibit C attached hereto, and hereby further agree that all references in the Agreement to Exhibit C or the form of Amended and Restated Certificate of Incorporation of the Surviving Corporation shall mean the provisions of Exhibit C attached hereto.
4.	Effect of this Amendment No. 2. Except for the amendment to the Agreement set forth in Paragraph 1 above and the amendment and restatement of Exhibit B and Exhibit C pursuant to Paragraphs 2 and 3 above, the Agreement shall remain in full force and effect in accordance with its terms and all references in the Agreement to “the Agreement” or “this Agreement” shall mean the Agreement, as amended by Amendment No. 1 and further amended by this Amendment No. 2.
5.	Use of Capitalized Terms. Any capitalized terms not defined in this Amendment No. 2 shall be used as defined in the Agreement.
6.	Counterparts. This Amendment No. 2 may be executed in multiple counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
7.	Governing Law. This Amendment No. 2 shall be governed and construed in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely therein without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.
8.	Headings. Headings of the articles and sections of this Amendment No. 2 are for convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.
[signatures on following page]

     IN WITNESS WHEREOF, the Company, Parent and Merger Sub have caused this Amendment No. 2 be signed by their respective officers thereunto duly authorized as of the date first written above.

CARDIAC SCIENCE CORPORATION, as the Company
By:	/s/ MICHAEL K. MATYSIK
	Name:	Michael K. Matysik
	Title:	Senior Vice President and Chief Financial Officer

OPTO CIRCUITS (INDIA) LTD., as Parent
By:	/s/ VINOD RAMNANI
	Name:	Vinod Ramnani
	Title:	CMD

JOLT ACQUISITION COMPANY, as Merger Sub
By:	/s/ ANSHUL VASWANEY
	Name:	Anshul Vaswaney
	Title:	President

EXHIBIT B
CERTIFICATE OF MERGER
OF
JOLT ACQUISITION COMPANY
INTO
CARDIAC SCIENCE CORPORATION
     The undersigned corporation, pursuant to Section 251 of the Delaware General Corporation Law, for the purpose of merging (the “Merger”) Jolt Acquisition Company, a Delaware corporation (“Jolt”), into Cardiac Science Corporation, a Delaware corporation which is the surviving corporation in such Merger (the “Surviving Corporation”), (Jolt and the Surviving Corporation are together referred to as the “Constituent Corporations”), hereby certifies the following:
     1. An Agreement and Plan of Merger dated as of October 19, 2010 by and among the Surviving Corporation, Opto Circuits India Ltd. and Jolt, as amended by that certain Amendment No. 1 to Agreement and Plan of Merger on October 29, 2010, and as further amended by that certain Amendment No. 2 to Agreement and Plan of Merger on November 19, 2010 (collectively the “Merger Agreement”) has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 251 of the Delaware General Corporation Law.
     2. The name of the Surviving Corporation is Cardiac Science Corporation and it shall be governed by the laws of the State of Delaware.
     3. The Certificate of Incorporation of the Surviving Corporation, as in effect immediately prior to the effective time of the Merger, shall be amended and restated to be in the form attached hereto as Exhibit A, which shall be the Certificate of Incorporation of the Surviving Corporation at the effective time of the Merger. The Bylaws of Jolt shall, at the effective time of the Merger, become the Bylaws of the Surviving Corporation except that the name set forth on such Bylaws shall be Cardiac Science Corporation.
     4. The executed Merger Agreement is on file at the following office of the Surviving Corporation: _________________________.
     5. A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either of the Constituent Corporations.
     6. The effective date and time of the Merger shall be upon filing of this Certificate of Merger with the Delaware Secretary of State.
[signature appears on next page]

     IN WITNESS WHEREOF, the Surviving Corporation has caused this Certificate of Merger to be executed as of the ____ day of _________, 2010.

CARDIAC SCIENCE CORPORATION
By:
Name:
Title:

EXHIBIT C
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CARDIAC SCIENCE CORPORATION
     Cardiac Science Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
     A. The name of the Corporation is Cardiac Science Corporation and the name under which the Corporation was originally incorporated is CSQ Holding Company. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was February 24, 2005.
     B. The Certificate of Incorporation is being amended and restated pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware.
     C. This Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:
     1. Name. The name of the Corporation is Cardiac Science Corporation.
     2. Registered Office and Agent. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware, 19808. The name of its registered agent at such address is Corporation Service Company.
     3. Purpose. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).
     4. Authorized Stock. The total number of shares of stock which the Corporation shall have authority to issue is Thirty Million (30,000,000) shares of Common Stock and the par value of each of such shares is one cent ($.01).
     5. Period of Existence. The Corporation shall have perpetual existence.
     6. Number of Directors. The number of directors of the Corporation shall be fixed by, or in the manner provided in, the Bylaws.

     7. Elimination of Certain Liability of Directors. No director of the Corporation shall be held personally liable to the Corporation or its stockholders for monetary damages of any kind for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
     8. Meetings and Corporate Records. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws. Elections of directors need not be by written ballot unless the Bylaws shall so provide.
     9. Amendments to Certificate. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders herein are granted subject to this reservation.
     10. Amendments to Bylaws. In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.
* * * * *
     IN WITNESS HEREOF, Cardiac Science Corporation has caused this Amended and Restated Certificate of Incorporation to be executed this ____ day of __________, 2010.

CARDIAC SCIENCE CORPORATION
By:
Name:
Title: